UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14(C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 22, 2011

GAMEPLAN, INC.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-27435	87-0493596
(SEC File Number)	(IRS Employer Identification Number)

3701 Fairview Road

Reno, Nevada 89511

(Address of principal executive offices)

(775) 815-4752

(Registrant's telephone number, including area code)

Copies to:

Virginia K. Sourlis, Esq.

The Sourlis Law Firm

The Courts of Red Bank

130 Maple Avenue, Suite 9B2

Red Bank, New Jersey 07701

T: (732) 530-9007

F: (732) 530-9008
Virginia@SourlisLaw.com

www.SourlisLaw.com

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Definitive Information Statement

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WE ARE NOT ASKING YOU FOR A PROXY

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PRELIMINARY INFORMATION STATEMENT

GAMEPLAN, INC.

3701 FAIRVIEW ROAD

RENO, NEVADA 89511

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding voting capital stock of GamePlan, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders pursuant to the Company’s bylaws and applicable provisions of the Nevada Revised Statutes:

■

To amend the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split with fractional shares being rounded up to the nearest whole number.

The action will become effective on the 21st day after a Definitive Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors,

/s/ Robert G. Berry Robert G. Berry President and Chief Executive Officer Reno, Nevada June 22, 2011

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

GAMEPLAN, INC.

3701 FAIRVIEW ROAD

RENO, NEVADA 89511

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Company’s Stockholders, as of June 22, 2011 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent, dated June 22, 2011, of our Board of Directors and the holders of a majority of our issued and outstanding shares of Common Stock (the “Majority Stockholders”). Specifically, Robert G. Berry, our President, Chief Executive Officer and Director, owns an aggregate of 5,995,500 shares the Company’s Common Stock (which represents approximately 39.4% of the Company’s shares of Common Stock issued and outstanding on June 22, 2011), and Jon T. Jenkins, our Director, who beneficially owns an aggregate of 5,920,500 shares of the Company’s Common Stock (which represents approximately 38.9% of the shares of the Company’s Common Stock issued and outstanding on June 22, 2011), collectively hold an aggregate of 11,916,000 shares of our Common Stock, representing approximately 78.3% shares of our issued and outstanding shares of Common Stock issued and outstanding on June 22, 2011, have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or about July 26, 2011, consisting of a reverse stock split of the issued and outstanding Common Stock on a one (1) for ten (10) basis, with fractional shares being rounded up to the nearest whole number .

Who Is Entitled to Notice?

All Stockholders of record as of the close of business on June 22, 2011 are entitled to notice of the action to be taken pursuant to the written consent of the Majority Stockholders. Under Nevada corporate law and the Company’s governing documents, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Because the Majority Stockholders were entitled to vote an aggregate of 11,916,000 shares of Common Stock, representing approximately 78.3% of the total voting stock of the Company as of June 22, 2011, no action by the other Stockholders in connection with the reverse stock split set forth.

What Vote Was Required to Approve the Reverse Stock Split?

Each share of Common Stock is entitled to one (1) vote.  As of June 22, 2011, we had 15,225,000 shares of Common Stock issued and outstanding. Therefore, a majority of the 15,225,000 total voting shares of Common Stock of the Company in favor of the reverse stock split was required to pass the stockholder resolution for this action. As of June 22, 2011, Stockholders owning an aggregate of 11,916,000 issued and outstanding shares of Common Stock, representing approximately 78.3% of the issued and outstanding shares of Common Stock, voted for the reverse stock split.

Will Stockholders Receive Dissenters’ Rights?

Under Nevada law, Stockholders are not entitled and will not receive dissenters or appraisal rights in connection with the reverse stock split.

COSTS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Stockholders of record as the close of business on the Record Date are entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 3701 Fairview Road, Reno, Nevada 89511; or by calling the Company at (775) 815-4752 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT

ONE–FOR--TEN REVERSESTOCK SPLIT

Our Board of Directors and the holders of an aggregate of 11,916,000 shares of Common Stock, representing approximately 78.3% of our issued and outstanding Common Stock, have approved an amendment to our Articles of Incorporation to effect a 1-for-10 reverse stock split. We will file with the Secretary of State of Nevada an amendment to our Articles of Incorporation to effect the reverse stock split approximately (but not less than) 21 days after a Definitive Information Statement is mailed to stockholders.

The amendment to the Articles of Incorporation will effect the reverse split in our outstanding Common Stock but will not amend or have any effect upon our authorized Common Stock or the par value of our Common Stock. As a result of the reverse split, every ten (10) shares of Common Stock (the “Old Shares”) will become and be converted into one (1) share of Common Stock (the “New Shares”), with stockholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares.

As a result of the reverse stock split, the number of shares of Common Stock issued and outstanding will decrease from 15,225,000 to approximately 1,522,500. Since additional fractional shares may be issued in order to round up fractional shares, we do not know the exact number of New Shares that will be outstanding after the reverse split.

Reasons for the Reverse Stock Split

We are actively seeking acquisition candidates and believe that the reverse stock split will rationalize the capital structure and aid in attracting suitable target companies as well as effectuating any related transaction. In addition, our Common Stock has traded at very low prices for a prolonged period of time. We believe that the reverse stock split will increase the per share stock price.  We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base.

In evaluating the reverse stock split, our Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business, and general market conditions.

Effect on Ownership by Individual Stockholders

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares, and will vote on a one-share-vote basis. Our stockholders do not have preemptive rights to acquire additional shares of Common Stock. The reverse stock split will not alter any stockholder’s percentage interest in our equity, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one- for-ten ratio.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of Common Stock will remain the same after the reverse stock split.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Common Stock under the Exchange Act.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of our Common Stock under our articles of incorporation, as amended. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our articles of incorporation, as amended, our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.001 par value per share.  We are not authorized to issue any preferred stock.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account will remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i)

 No income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)

The tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii)

The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv)

The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to us.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE FOREGOING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will be implemented by filing an amendment to our articles of incorporation with the Secretary of State of the State of Nevada, in the form of Appendix A hereto, and the reverse stock split will become effective on the date of the filing. We have obtained a new CUSIP number for the New Shares effective at the time of the reverse split.

As of the effective date of the reverse stock split, each certificate representing shares of Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

Our transfer agent is Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and their telephone number is (775) 322-0626. We anticipate that our transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our Common Stock will be notified of the effectiveness of the reverse split. Stockholders of record will receive a letter of transmittal giving them the option, in their sole discretion, to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to affect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder unless and until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Description of the Company’s Capital Stock

Our authorized capital consists of 50,000,000 shares of Common Stock, par value $0.001 per share.  As of June 22, 2011, we had 15,225,000 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its record holder to one vote.

General

The current authorized capital stock of our Company consists of fifty million (50,000,000) shares of Common Stock, par value $0.001 per share. Our Certificate of Incorporation does not authorize the issuance of preferred stock. The following description is a summary of our Common Stock. Additional information can be found in our Certificate of Incorporation (as amended) and our By-laws.

Common Stock

Pursuant to our Articles of Incorporated, the Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share.  As of June 22, 2011, there were 15,225,000 shares of our Common Stock outstanding.

Our Common Stock is quoted on the over-the-counter market bulletin board (OTCBB) under the symbol "GPLA" and quoted in the pink sheets published by the National Quotations Bureau.

All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our Common Stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The shares of Common Stock presently outstanding are, and the shares of Common Stock to be issued pursuant to the reverse stock split will be, upon issuance, fully paid and nonassessable.

Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. We have not paid any cash dividends on our Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Preferred Stock

We not authorized to issue any preferred stock.

Dividends

The Company has not declared or paid cash dividends on the Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Transfer Agent and Registrar

Nevada Agency and Transfer Company is the transfer agent and registrar of our Common Stock. Their address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and their telephone number is (775) 322-0626.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of June 22, 2011, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

NAME OF PERSON OR GROUP	NUMBER OF SHARES OWNED *	PERCENTAGE OF OWNERSHIP
Robert G. Berry (1) President, CEO and Director	5,995,500	39.4%

Jon T. Jenkins (2) Director	5,920,500	38.9%

All executive officers and directors as a group (two people)	11,916,000	78.3%

*Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. All percentages are calculated based upon a total number of shares issued and outstanding as of June 22, 2011, which number of shares were 15,225,000.

(1) Mr. Berry’s address is 3701 Fairview Road, Reno, Nevada 89511.  The Robert G. Berry Trust owns the shares. Robert G. Berry is the sole trustee of the trust and has the sole power and authority to vote or dispose of the shares of Common Stock held by the trust.

(2) Mr. Jenkins address is 5717 East Almeda Court, Cave Creek, Arizona 85331. Jon T. Jenkins owns 5,530,500, shares in his individual capacity, and has the authority to vote or dispose of, as trustee, of an aggregate of 390,000 shares held in different trusts for certain family members.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided herein. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information about Us

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may also obtain these statements and reports by contacting the Company by mail at 3701 Fairview Road, Reno, Nevada 89511; or by calling the Company at (775) 815-4752.

Appendix A

Certificate of Amendment to Articles of Incorporation

of

GamePlan, Inc.

1. Name of corporation:

GamePlan, Inc.

2. The articles have been amended as follows:

Upon the filing of this certificate of amendment, the corporation shall effect a one -for-ten reverse split whereby every ten (10) shares of Common Stock, par value $0.001 per share shall, without any action on the part of the holder, become and be converted into one (1) share of Common Stock, par value $0.001 per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new Common Stock, will, upon surrender of the certificates representing shares of old Common Stock, receive such additional fractional share as will result in the holder having a whole number of shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment was approved by the written consent of stockholders holding an aggregate of 11,916,000 shares of the corporation’s Common Stock, which constituted approximately 78.3% of the 15,225,000 of the corporation’s Common Stock issued and outstanding as of June 22, 2011 and entitled to vote on such matter.

4. Effective date of filing (optional): July 26, 2011

5. Officer Signature (required):

/s/ Robert G. Berry

Robert G. Berry

President and Chief Executive Officer

Date:  July 5, 2011